                                                                  EXHIBIT 10.3

                             DIRECTOR'S AGREEMENT

     This Agreement, dated as of January 15, 1998, is between INTERWEST BANCORP, INC., a Washington corporation ("InterWest") and ____________________ ("Director"), a director of Pacific Northwest Bank ("Bank").

                                   RECITALS

     1. Pursuant to the terms of the Plan and Agreement of Reorganization, dated as of January 15, 1998 ("Plan") between InterWest and the Bank, the Bank will become the wholly owned subsidiary of InterWest.

     2. InterWest's obligation to consummate the transactions contemplated by the Plan is conditioned upon their receipt of non-competition agreements from all directors of the Bank.

     3.   Director is both a director and a shareholder of the Bank.

                                   AGREEMENT

     In consideration of InterWest's performance under the Plan, Director agrees that for a period of two years after the Effective Date, as defined in the Plan, he or she will not, directly or indirectly, become involved in, as a principal shareholder, director or officer, "founder," employee, or other agent of, any financial institution or trust company that competes or will compete with the Bank, InterWest, or any of their subsidiaries or affiliates, within Washington State.

     Director also agrees that during this two year period, Director will not directly or indirectly solicit or attempt to solicit (1) any employees of the Bank, InterWest, or any of their subsidiaries or affiliates, to leave their employment or (2) any customers of the Bank, InterWest, or any of their subsidiaries or affiliates to remove their business from the Bank, InterWest, or any of their subsidiaries or affiliates, or to participate in any manner in any financial institution or trust company that competes or will compete with the Bank, InterWest, or any of their subsidiaries or affiliates, within Washington State. Solicitation prohibited under this section includes solicitation by any means, including, without limitation, meetings, telephone calls, letters or other mailings, electronic communication of any kind, and internet communications.

     For purposes of this Agreement, the term "principal shareholder" means any person who owns, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of equity security of a company.

     Director recognizes and agrees that any breach of this Agreement by Director will entitle InterWest and any of its successors or assigns to injunctive relief and/or specific performance, as well as any other legal or equitable remedies to which such entities may otherwise be entitled.

INTERWEST BANCORP, INC.                 DIRECTOR


By:____________________________         ____________________________

Its: __________________________